LOAN AGREEMENT

between

EDI Exploration Drilling International Holding GmbH
represented by the Managing Director [“Geschäftsführer’]
Günter Thiemann
Goethestrasse 59, 45721 Haltern am See

- in the following referred to as Lender -

and

EDI Exploration Drilling International GmbH
represented by the Managing Director [“Geschäftsführer’]
Christian Runge
Goethestrasse 59, 45721 Haltern am See

- in the following referred to as Borrower -

Section 1                Granting of loan

1.	The Lender grants the Borrower a loan in the amount of

Euro            11,346.83
(in words: Euro eleven thousand three hundred and forty-six)

2.	The loan shall be paid out by assuming costs according to a separate list.

Section 2                Interest, term and repayment of loan

1.	The annual interest payable on the loan shall be 5.0%.
2.	The term of the loan shall be 12 months and shall end on September 30, 2009.
3.	The loan shall be repaid on September 30, 2009 by deposit into the Lender’s account.

Section 3                Early repayment

The Borrower is entitled to repay the loan including accumulated interest in one lump sum at any time before the end of the term of the loan. A prepayment penalty shall not be due.

Section 4                Extraordinary right of cancellation

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The Lender is entitled to recall the loan effective immediately, if the Borrowers’ financial circumstances deteriorate considerably, thus putting the claim of repayment at risk.

Section 5                Securities

The Borrower irrevocably transfers all of his claims as Managing Director [“Geschäftsführer”] or shareholder from any benefits, to which he is entitled, (salary claims, profit distributions, new shares issued, profit and loss transfers, liquidation proceeds, etc.) to the Lender.

Section 6                Supplementary agreements, amendments, severability, executed copies

1.	There are no supplementary agreements. Amendments, additions as well as deletions of individual provisions of this agreement must be made in writing in order to be effective.

2.

Should individual provisions of this agreement be invalid, the remainder of the agreement shall not be affected. In this case, the parties to the agreement are required to assume that a replacement provision has been agreed to, which fulfils the economic purpose of the invalid provision as much as possible.

3.	This contract shall be issued in duplicate. The Lender and the Borrower shall each receive a copy signed by both parties to the agreement.

Haltern, September 30, 2008

EDI Exploration Drilling International Holding GmbH	EDI Exploration Drilling International GmbH
Managing Director, Günter Thiemann	Managing Director, Christian Runge
- Lender -	- Borrower -

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